Filed with the Securities and Exchange Commission on November 21, 2007
File No. 333-147200

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
OILSANDS QUEST INC.
(Exact name of Registrant as specified in charter)

Colorado	98-0461154

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
205, 707-7th AVENUE SW
CALGARY, ALBERTA T2P 3H6
CANADA
(403) 263-1623
(Address, including zip code and telephone number, including area code of registrant’s principal executive offices)
KARIM HIRJI, CHIEF FINANCIAL OFFICER
OILSANDS QUEST INC.
205, 707-7th AVENUE SW
CALGARY, ALBERTA T2P 3H6
CANADA
(403) 263-1623
(Name, address, including zip code and telephone number, including area code, of agent for service)
It is requested that copies of all correspondence be sent to:
Theresa M. Mehringer, Esq.
Burns Figa & Will, P.C.
6400 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
Telephone Number (303) 796-2626
Facsimile Number (303) 796-2777
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
TITLE OF		MAXIMUM	MAXIMUM	AMOUNT OF
SECURITIES TO BE	AMOUNT TO BE	OFFERING PRICE	AGGREGATE	REGISTRATION
REGISTERED	REGISTERED (1)	PER SHARE (1)	OFFERING PRICE	FEE(6)
Units(2)	12,650,000	$5.00	$63,250,000	$1,942
Common Stock included in Units(3)	12,650,000	$0	$0	$0
Common Stock underlying warrants(4,5)	6,325,000	$6.75	$42,693,750	$1,311
Common Stock offered as flow-through shares(7)	2,600,000	$6.35	$16,510,000	$507
Warrants (3)	14,375,000	$0	$0
			$122,453,750	$3,760

(1)	Based on the actual offering prices (US dollars) and estimated conversion of Canadian dollars. The information in the column includes shares issuable pursuant to the overallotment option.

(2)	Units consist of one share of common stock and one-half common stock purchase warrant.

(3)	No fee required since the common stock and the warrants are included within the Units for which a fee is being paid.

(4)	Pursuant to Rule 416, we are also registering an indeterminate number of additional shares of common stock that are issuable by reason of the anti-dilution provisions of the warrants.

(5)	Warrants are exercisable at $6.75 per share.

(6)	Calculated at the rate of $30.70 per million dollars pursuant to Fee Rate Advisory 2008-3.

(7)	Flow through shares are shares of common stock but will be offered only inside Canada to persons who are residents or deemed residents of Canada.

This amendment is being filed solely to provide the calculation of registration fee information
The information required in the prospectus will be included in a prospectus supplement to be filed pursuant to Rule 424(b), as permitted by Instruction II.E to Form S-3.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:
NATURE OF EXPENSE AND AMOUNT

SEC Registration fee	$3,760
Legal fees and expenses	80,000	*
Accounting Fees	25,000	*
Miscellaneous	21,240	*

TOTAL	130,000	*

*	Estimated.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Our Articles of Incorporation, as amended, provide that to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders’ right (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.
In addition to our Articles of Incorporation, the Company entered into indemnity agreements with our officers and directors. The agreements are contractual supplements to the corporate indemnity provisions of the Company’s Articles of Incorporation. The material terms and conditions of the agreement are: (a) the Company shall indemnify and advance expenses to the indemnitee against claims if the indemnitee acted honestly and in good faith with a view to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable grounds to believe the indemnitee’s conduct was unlawful; (b) a description of how the Company will determine if indemnification is appropriate including the procedure for obtaining indemnification; (c) the procedure to authorize advancing expenses; (d) the indemnitee’s rights under the indemnity agreement will survive any merger or other consolidation; and (e) the indemnitee will be entitled to attorney’s fees and disbursements incurred in any suit against the Company for breach of the agreement, if the indemnitee prevails in whole or in part in such a suit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
ITEM 16. EXHIBITS
5.1*	Opinion of Burns Figa & Will, P.C., with respect to legality of securities

8.1	Opinion of Burns, Figa & Will, P.C. with respect to certain tax matters filed herewith

8.2	Opinion of Macleod Dixon LLP with respect to certain tax matters filed herewith

23.1	Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm, filed herewith.

23.2*	Consent of Burns Figa & Will, P.C., included in Exhibits 5.1 and 8.1.

23.3	Consent of Macleod Dixon LLP, included in Exhibit 8.2.

24.1*	Power of Attorney

*	Previously filed.
ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1) [Paragraph omitted]
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Paragraph omitted]
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) Filings incorporating subsequent Exchange Act documents by reference. Include the following if the registration statement incorporates by reference any Exchange Act document filed subsequent to the effective date of the registration statement:
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e) Incorporated annual and quarterly reports. Include the following if the registration statement specifically incorporates by reference in the prospectus all or any part of the annual report to security holders meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act:
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(h) Request for acceleration of effective date or filing of registration statement becoming effective upon filing. Include the following if acceleration is requested of the effective date of the registration statement pursuant to Rule 461 under the Securities Act, if a Form S-3 or Form F-3 will become effective upon filing with the Commission pursuant to Rule 462 (e) or (f) under the Securities Act, or if the registration statement is filed on Form S-8, and:

(1) any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or (2) the underwriting agreement contains a provision whereby the registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and (3) the benefits of such indemnification are not waived by such persons:
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i) Include the following in a registration statement permitted by Rule 430A under the Securities Act of 1933:
The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Alberta, Canada on November 21, 2007.

OILSANDS QUEST INC.
By:	/s/ T. Murray Wilson
T. Murray Wilson, Executive Chairman

By:	/s/ Christopher H. Hopkins
Christopher H. Hopkins, President and Chief Executive
Officer

By:	/s/ Karim Hirji
Karim Hirji, Chief Accounting Officer, Chief Financial
Officer, and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

*	Executive Chairman and	November 21, 2007

T. Murray Wilson	Director

*	President and Chief	November 21, 2007

Christopher H. Hopkins	Executive Officer and
Director

*	Director	November 21, 2007

Ronald Phillips

*	Director	November 21, 2007

Thomas Milne

*	Director	November 21, 2007

Gordon Tallman

*	Director	November 21, 2007

W. Scott Thompson

*	Director	November 21, 2007

Pamela Wallin

	Director	November ___, 2007

John Read

*By: /s/ T. Murray Wilson, attorney-in-fact
Pursuant to power of attorney granted
In original filing

EXHIBITS
5.1*	Opinion of Burns Figa & Will, P.C., with respect to legality of securities

8.1	Opinion of Burns, Figa & Will, P.C. with respect to certain tax matters filed herewith

8.2	Opinion of Macleod Dixon LLP with respect to certain tax matters filed herewith

23.1	Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm, filed herewith.

23.2*	Consent of Burns Figa & Will, P.C., included in Exhibits 5.1 and 8.1.

23.3	Consent of Macleod Dixon LLP, included in Exhibit 8.2.

24.1*	Power of Attorney

*	Previously filed.